EXHIBIT 24.1

POWER OF ATTORNEY

Know All Men By These Presents, that the undersigned constitutes and appoints Ben M. Palmer and Michael L. Schmit, or any one of them, with full power of substitution and re-substitution for such person and in such person’s name, place and stead as his or her true and lawful attorney-in-fact and agent in any and all capacities to sign filings by Marine Products Corporation (the “Company”) to register with the Securities and Exchange Commission (i) up to $150 million, in the aggregate, of Company common stock, preferred stock, depositary shares, rights, warrants, purchase contracts and units of the foregoing for offer and sale from time to time by the Company, and (ii) up to 24,414,029 shares of Company common stock, in the aggregate, for offer and sale from time to time by LOR, Inc. and certain affiliates thereof, on a Form S-3 Registration Statement, and to sign any and all amendments and post-effective amendments thereto (including post-effective amendments to increase the amount of securities registered, in accordance with Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, in the capacities indicated, as of this 22nd day of April 2025.

/s/ Richard A. Hubbell	/s/ Jerry W. Nix
Richard A. Hubbell, Director	Jerry W. Nix, Director

/s/ Susan R. Bell	/s/ Patrick J. Gunning
Susan R. Bell, Director	Patrick J. Gunning, Director

/s/ Stephen E. Lewis	/s/ John F. Wilson
Stephen E. Lewis, Director	John F. Wilson, Director

/s/ Timothy C. Rollins	/s/ Amy R. Kreisler
Timothy C. Rollins, Director	Amy R. Kreisler, Director